Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
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FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
June 2, 2023	Hong Kong	Silicon Valley
	Houston	Singapore
Intuitive Machines, Inc.	London	Tel Aviv
3700 Bay Area Blvd	Los Angeles	Tokyo
Houston, TX 77058	Madrid	Washington, D.C.

Re:	Intuitive Machines, Inc. – Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-271015)

To the addressee set forth above:

We have acted as special counsel to Intuitive Machines, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of amendment No. 1 to registration statement on Form S-1 (File No. 333-271015) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time, in each case, by CF Principal Investments LLC, a Delaware limited liability company (“Cantor”), of (i) 95,785 outstanding shares (the “Commitment Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) that were issued to Cantor by the Company as consideration for its irrevocable commitment to purchase shares of Common Stock at the Company’s election under the common stock purchase agreement, dated as of September 16, 2022, by and between the Company and Cantor (the “Purchase Agreement”) and (ii) up to 4,789,272 shares of Common Stock the Company may elect, in its sole discretion, to issue and sell to Cantor, from time to time from and after the Commencement Date as defined in the Purchase Agreement (the “Reserve Shares”, and together with the Commitment Shares, the “Shares”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the offer and sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Commitment Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

June 2, 2023 Page 2

2.	When the Reserve Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of Cantor, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Purchase Agreement, the issuance and sale of the Reserve Shares will have been duly authorized by all necessary corporate action of the Company, and the Reserve Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that certain terms of the Reserve Shares to be issued by the Company from time to time will be authorized and approved by the Company’s board of directors (the “Board”) or one or more committees thereof established by the Board or other person or body designated by the Board having the authority to issue and sell Reserve Shares pursuant to the Purchase Agreement in accordance with the DGCL, the Certificate of Incorporation, the Bylaws of Intuitive Machines, Inc. and certain resolutions of the Board and one or more committees thereof.

In rendering the foregoing opinions, we have assumed that (i) the Company complied or will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance of any of the Reserve Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP